CLEARY, GOTTLIEB, STEEN & HAMILTON

                               ONE LIBERTY PLAZA
                            NEW YORK, NY 10006-1470
                                 (212) 225-2000
                            FACSIMILE (212) 225-3999

Holmes Financing (No. 6) PLC
Abbey National House
2 Triton Square
Regents Place
London NW1 3AN
England

          Re: Holmes Financing (No. 6) PLC
              Registration Statement on Form S-11
              -----------------------------------

Ladies and Gentlemen:

     We have acted as U.S. tax counsel to Holmes Financing (No. 6) PLC, a public limited company incorporated in England and Wales, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-11 on September 9, 2002, as amended on the date hereof (the "Registration Statement"), relating to the Series 1 Class A Notes, the Series 1 Class B Notes, the Series 1 Class C Notes, the Series 2 Class A Notes, the Series 2 Class B Notes, the Series 2 Class C Notes, the Series 4 Class A1 Notes, the Series 4 Class B Notes and the Series 4 Class C Notes. As U.S. tax counsel, we have participated in the preparation of the discussions set forth under the captions "Summary of prospectus--United States tax status" and "United States taxation" (the "Discussions") in the prospectus (the "Prospectus"), which is part of the Registration Statement. Capitalized terms used and not otherwise defined herein are used as defined in the Prospectus.


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Holmes Financing (No. 6) plc          Page 2

     We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them and consent to the filing of this opinion as an exhibit to the Registration Statement.

     We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement, including this exhibit.


                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON

                                        BY JAMES M. PEASLEE, A PARTNER
                                           -----------------------------
                                           James M. Peaslee, a Partner